UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
March 1, 2021

Commission File No. 0-19341

BOK FINANCIAL CORP ET AL
(Exact name of registrant as specified in its charter)

Oklahoma		73-1373454
(State or other jurisdiction of Incorporation or Organization)		(IRS Employer Identification No.)

Bank of Oklahoma Tower
Boston Avenue at Second Street
Tulsa,	Oklahoma	74192
(Address of Principal Executive Offices)		(Zip Code)

(918) 588-6000
(Registrant’s telephone number, including area code)

N/A
___________________________________________
(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5.02(b). Appointment of Certain Officers.

    Effective March 1, 2021, BOK Financial Corporation has named Stacy Kymes Chief Operating Officer with responsibility for all revenue-generating divisions. Kymes, who has been with the company for almost 25 years, previously served as executive vice president over all specialized banking areas, including energy, commercial real estate, healthcare, treasury services and TransFund.

In his new role, Kymes will assume leadership of the company’s Regional and Commercial banking division, led by Executive Vice President Norm Bagwell; the Consumer banking division, led by Executive Vice President Derek Martin; and the Wealth Management division, led by Executive Vice President Scott Grauer while maintaining his current responsibilities.

Additional details may be found in the press release attached as Exhibit 99(a) to this report which is hereby incorporated herein by reference. Consistent with this announcement, the Company has entered into amended and restated employment agreement with Mr. Kymes to reflect his Chief Operating Officer position and corresponding responsibilities attached as Exhibit 99(b).

ITEM 9.01. Financial Statements and Exhibits.

(a)Exhibits

99(a)     Text of Press Release, dated March 1, 2021 titled “Stacy Kymes named BOK Financial Chief Operating Officer”

99(b)     Amended and Restated Employment Agreement between BOK Financial Corporation and Stacy Kymes dated March 1, 2021.

     101        Interactive Data Files.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                        BOK FINANCIAL CORPORATION

                        By: /s/ Steven E. Nell
                         Steven E. Nell
                         Executive Vice President
                         Chief Financial Officer
Date: March 1, 2021